SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2000

COMPLETE BUSINESS SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

MICHIGAN

(State or Other Jurisdiction of Incorporation)

0-22141 (Commission File Number)	38-2606945 (I.R.S. Employer Identification Number)

32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI (Address of Principal Executive Office)	(Zip Code) 48334

(248) 488-2088

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name and Former Address, if Changed Since Last Report)

Item 5.  OTHER EVENTS

      On March 17, 2000 Complete Business Solutions, Inc. (“CBSI”) issued a press release announcing that it had reached an agreement to sell 200,000 shares of its Convertible Preferred Stock to funds managed by Clayton, Dubilier & Rice, Inc. (“CDR”) for $200,000,000. Under the agreement, CDR will also receive warrants to purchase additional shares. The entirety of the press release is attached to this report as an exhibit.

Exhibit No.	Description

99.1	Press Release Dated March 17, 2000

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Business Solutions, Inc.

Dated: March 21, 1999

By: /s/ TIMOTHY S. MANNEY

Timothy S. Manney
Executive Vice President for
Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated March 17, 2000